Exhibit 21.1

Targa Resources, Inc. Subsidiary List

Entity Name	Jurisdiction of Formation
Cedar Bayou Fractionators, L.P.	Delaware

Downstream Energy Ventures Co., L.L.C.	Delaware

Gulf Coast Fractionators	Texas

Midstream Barge Company LLC	Delaware

Targa Bridgeline LLC	Delaware

Targa Canada Liquids Inc.	British Columbia

Targa Downstream GP LLC	Delaware

Targa Downstream LP	Delaware

Targa Energy Pipeline Company LLC	Delaware

Targa Gas Marketing LLC	Delaware

Targa GP Inc.	Delaware

Targa Intrastate Pipeline LLC	Delaware

Targa Liquids GP LLC	Delaware

Targa Liquids Marketing and Trade	Delaware

Targa Louisiana Field Services LLC	Delaware

Targa Louisiana Intrastate LLC	Delaware

Targa LP Inc.	Delaware

Targa LSNG GP LLC	Delaware

Targa LSNG LP	Delaware

Targa Midstream GP LLC	Delaware

Targa Midstream Services Limited Partnership	Delaware

Targa NGL Pipeline Company LLC	Delaware

Targa North Texas GP LLC	Delaware

Targa North Texas LP	Delaware

Entity Name	Jurisdiction of Formation
Targa OPI LLC	Delaware

Targa Permian GP LLC	Delaware

Targa Permian LP	Delaware

Targa Regulated Holdings LLC	Delaware

Targa Resources Employee Relief Organization	Texas

Targa Resources Finance Corporation	Delaware

Targa Resources GP LLC	Delaware

Targa Resources Holdings GP LLC	Delaware

Targa Resources Holdings LP	Delaware

Targa Resources II LLC	Delaware

Targa Resources Investments Sub Inc.	Delaware

Targa Resources LLC	Delaware

Targa Resources Operating GP LLC	Delaware

Targa Resources Operating LP	Delaware

Targa Resources Partners LP	Delaware

Targa Resources Texas GP LLC	Delaware

Targa Straddle GP LLC	Delaware

Targa Straddle LP	Delaware

Targa Texas Field Services LP	Delaware

Targa Versado GP LLC	Delaware

Targa Versado LP	Delaware

Venice Energy Services Company, L.L.C.	Delaware

Venice Gathering System, L.L.C.	Delaware

Versado Gas Processors, L.L.C.	Delaware

Warren Petroleum Company LLC	Delaware

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